UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

ALCHEMY ENTERPRISES, LTD.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2940 N. 67th Place, Suite #5
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 789-0301

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

and

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On June 21, 2006, the Registrant executed a License Agreement with California Institute of Technology (“Caltech”), whereby the Registrant acquired exclusive licensed patent and/or patent applications rights and improvement patent rights related to research performed under the Jet Propulsion Laboratory (“JPL”) Task Plan No. 82-10777, entitled “Mechanically-Fed Metal-Air Fuel Cell As A High Energy Power Source” (“Task Plan”), as well as a nonexclusive licensed technology rights developed as a result of the Task Plan.

As partial consideration paid in connection with the License Agreement, the Registrant issued 5,869,565 shares of its common stock to Caltech. Furthermore, the Registrant is obligated to pay an annual maintenance fee of $50,000 to Caltech, beginning on June 12, 2009, continuing until the expiration, revocation, invalidation or unenforceability of the last exclusively licensed patent rights or improvement patent rights.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

2.1	License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCHEMY ENTERPRISES, LTD.
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	June 29, 2006
Jonathan R. Read

/s/ Harold Sciotto	Secretary	June 29, 2006
Harold Sciotto

/s/ Harold Sciotto	Principal Financial Officer	June 29, 2006
Harold Sciotto

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